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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            GOTHIC ENERGY CORPORATION

                         PURSUANT TO SECTION 1080 OF THE
                        OKLAHOMA GENERAL CORPORATION ACT

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         Gothic Energy Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the "Act"), for the purpose of adopting a restated certificate of incorporation, does hereby submit the following:

A. The name of the Corporation is Gothic Energy Corporation. The name under which it was originally incorporated was Gothic Energy Newco, Inc.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on October 11, 1996.

C. This Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 1080 of the Act after being adopted by the directors and only restates and integrates, but does not further amend, the provisions of the Certificate of Incorporation of the Corporation as amended and supplemented as of this date, there being no discrepancy between those provisions and the provisions hereof;

D. The Amended and Restated Certificate of Designation of Preferences and Rights of Senior Redeemable Preferred Stock, Series B, $.05 par value, of the Corporation, included in the Certificate of Merger filed with the Oklahoma Secretary of State on January 16, 2001 and attached hereto as Exhibit A, shall remain in full force and effect.

E. The Certificate of Incorporation is hereby restated to read in its entirety as follows:

1. Name. The name of the corporation is Gothic Energy Corporation (the "Corporation").

2. Registered Address and Registered Agent. The address of the Corporation's registered office in the State of Oklahoma is 2725 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma 73102, and the Corporation's registered agent at such address is Shannon Self.

3. Purpose. The purpose for which the Corporation is formed is to engage in any part of the world in any capacity in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act (the "Act"). The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have under the laws of the State of Oklahoma as in force from time to time including, without limitation, all powers, rights and privileges necessary or convenient to carry out all those acts and activities in which it may lawfully engage.


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4.       Capital Stock. The total number of shares of capital stock which the
Corporation will have the authority to issue is two million five hundred seventy thousand (2,570,000) shares, consisting of seventy thousand (70,000) shares of preferred stock, par value $.05 per share, and two million five hundred thousand (2,500,000) shares of common stock, par value $.01 per share. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

         4.1 Preferred Stock. The preferred stock may be issued from time to time in one or more series. All shares of preferred stock will be of equal rank and will be identical, except in respect of the matters that may be fixed and determined by the board of directors as hereinafter provided, and each share of each series will be identical with all other shares of such series, except as to the date from which dividends are cumulative. The board of directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series will include, but not be limited to, determination of the following:

               4.1.1 The number of shares constituting a series, the distinctive designation of a series and the stated value of the series, if different from the par value;

               4.1.2 Whether the shares of a series are entitled to any fixed or determinable dividends, the dividend rate (if any) on the shares whether the dividends are cumulative and the relative rights of priority of dividends on shares of that series;

               4.1.3 Whether a series has voting rights in addition to the voting rights provided by law and the terms and conditions of such voting rights;

               4.1.4 Whether a series will have or receive conversion or exchange privileges and the terms and conditions of such conversion or exchange privileges;

               4.1.5 Whether or not the shares of a series are redeemable and the terms and conditions of such redemption including, without limitation, the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates on or after which the shares in the series will be redeemable and the amount payable in case of redemption;

               4.1.6 Whether a series will have a sinking fund for the redemption or purchase of the shares in the series and the terms and the amount of such sinking fund;



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               4.1.7   The right of a series to the benefit of conditions and
                       restrictions on the creation of indebtedness of the Corporation or any subsidiary, on the issuance of any additional capital stock (including additional shares of such series or any other series), on the payment of dividends or the making of other distributions on any outstanding stock of the Corporation and the purchase, redemption or other acquisition by the Corporation, or any subsidiary, of any outstanding stock of the Corporation;

               4.1.8 The rights of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority of payment of a series; and

               4.1.9 Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

                       Dividends on outstanding shares of preferred stock will be paid or set apart for payment before any dividends will be paid or declared or set apart for payment on the common shares with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of preferred stock of all series will be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets will be distributed ratably among the shares of all series in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         4.2 Common Stock. The common stock will be subject to the express terms of the preferred stock and any series thereof. Each share of common stock will be equal to every other share of common stock. The holders of shares of common stock will be entitled to one vote for each share of such stock upon all matters presented to the shareholders. Shares of common stock authorized hereby will not be subject to preemptive rights. The holders of shares of common stock now or hereafter outstanding will have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares. The holders of shares of common stock now or hereafter outstanding will have no preemptive right to purchase or have offered to them for purchase any shares of preferred stock, common stock or other equity securities issued or to be issued by the Corporation. Subject to the preferential and other dividend rights applicable to the preferred stock, the holders of shares of common stock will be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the common stock by the board of directors at any time or from time to time out of any funds legally available therefor. In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the holders of shares of preferred stock, the holders of shares of common stock will be entitled to receive all of the remaining assets of the Corporation available for



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               distribution to its shareholders, ratably in proportion to the number of shares of common stock held by them.

5. Internal Affairs. The following provisions for the regulation of the internal affairs of the Corporation are hereby adopted:

         5.1 The bylaws for the governing of the Corporation may be adopted, amended, altered, repealed or readopted by the directors either at any regular or special meeting of the directors or by the written consent of all directors. The powers of the directors will at all times be subject to the right of the shareholders to adopt, amend or repeal the bylaws either at any annual or special meeting of shareholders or by the written consent of a majority of the shareholders, and the power of the directors will not extend to any amendment of the bylaws respecting the number, qualifications or term of office of the directors.

         5.2 The number of authorized shares of any class or classes of stock may, by amendment to the Corporation's Certificate of Incorporation, be increased or decreased, but not below the number of shares of such class or classes then outstanding, by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of 18 Okla. Stat. Section 1077(B)(2).

         5.3 The Corporation will indemnify and advance litigation expenses to its officers, directors, employees and agents to the fullest extent permitted by the Act and all other laws of the State of Oklahoma. No amendment to or repeal of this paragraph 5.3 will apply to or have any effect on the liability or alleged liability of any officer, director, employee or agent of the Corporation for or with respect to any acts or omissions of such person occurring prior to the time of such amendment or repeal. On the request of any person who believes such person is entitled to indemnification pursuant to the provisions of 18 Okla. Stat.
               Section 1031(A) or (B), the directors will by vote at a special meeting, immediately called for such purpose, to determine whether such person has met the standards of conduct set forth in 18 Okla. Stat. Section 1031(A) or (B), as amended, whichever is applicable, subject to the provisions of 18 Okla. Stat. Section 1031(D)(1) and (2), as amended, and, if so, provide for such indemnification.

         5.4 Meetings of shareholders may be held within or without the State of Oklahoma, as the bylaws may provide. The books of the Corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         5.5 To the extent permitted by law, no contract or transaction between the Corporation and one or more of the Corporation's directors or officers, or between the Corporation and any other corporation, partnership, association or other



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               organization in which one or more of the Corporation's directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the Corporation's directors or officers are present at or participate in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the Corporation's directors or officers or their votes are counted for such purposes.

         5.6 To the fullest extent that the Act permits the limitation or elimination of the liability of directors, no director will be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, or (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (c) under 18 Okla. Stat. Section 1053, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph 5.6 will apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

6. Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of receiver or receivers appointed for the Corporation under the provisions of 18 Okla. Stat Section 1106 or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of 18 Okla. Stat. Section 1100 may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors, class of creditors, and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, will be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.



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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary this 13th day of March, 2001.

ATTEST:                                    GOTHIC ENERGY CORPORATION,
                                           an Oklahoma corporation

By /s/ Jennifer Grigsby                    By /s/ Aubrey K. McClendon
  ---------------------------                -----------------------------------
  Jennifer Grigsby, Secretary                     Aubrey K. McClendon, President



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                                    EXHIBIT A

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       OF
                            PREFERENCES AND RIGHTS OF
                       SENIOR REDEEMABLE PREFERRED STOCK,
                                    SERIES B

                                 $.05 PAR VALUE

                            GOTHIC ENERGY CORPORATION


               Pursuant to Section 1032 of the General Corporation
                          Act of the State of Oklahoma


                   The undersigned, Marcus C. Rowland, as Vice President, and Jennifer Grigsby, as Secretary, of Gothic Energy Corporation, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), hereby certify as follows:

A. The name of the Corporation is Gothic Energy Corporation, formerly Gothic Energy Newco, Inc.

B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on October 11, 1996, and amended by that certain Certificate of Merger filed with the Oklahoma Secretary of State on October 22, 1996 (the "Certificate of Incorporation").

C. The original Certificate of Designation Preferences and Rights of Senior Redeemable Preferred Stock, Series B, $0.05 par value (the "Series B Preferred "), was filed with the Oklahoma Secretary of State on April 24, 1998 (the "Certificate of Designation"). As of the date hereof, 64,722.83 shares of Series B Preferred have been issued under the Certificate of Designation.

D. This Amended and Restated Certificate of Designation was duly adopted in accordance with the Certificate of Incorporation and the provisions of Sections 1032 and 1077 of the General Corporation Act of Oklahoma (the "Act") by the vote of the holders of the Common Stock and the Series B Preferred voting as a class and by a written consent of the holders of the Series B Preferred.

E. The Certificate of Designation is hereby amended and restated to read in its entirety as follows:



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1.       DESIGNATION AND AMOUNT. The shares of such series will be designated as the Corporation's Series B Preferred Stock, par value $0.05 per share. The number of shares constituting the Series B Preferred is seventy thousand (70,000).

2. RANKING. So long as any shares of the Series B Preferred are outstanding, the Series B Preferred will rank senior to the Corporation's Common Stock, par value $0.01 per share (the "Common Stock") and to all other classes of the Corporation's capital stock with respect to the right to receive assets on liquidation, dissolution or winding up of the Corporation or the payment of dividends, redemptions and distributions (collectively, the "Junior Stock").

3.       DIVIDEND.  Dividends will be paid on the Series B Preferred as follows:

         3.1 SERIES B PREFERRED. The holder of each share of Series B Preferred will be entitled to receive, if, when and as declared by the Board out of funds legally available for that purpose, cash dividends at an annual rate of Eighty Dollars ($80.00) per share. Dividends on the Series B Preferred, if declared, will be payable in accordance with the declaration thereof by the Board. Neither interest nor dividends will accrue or accumulate on the Series B Preferred or any dividends which are not paid as provided herein. The Board will fix a record date for the determination of holders of the Series B Preferred entitled to receive payment of a dividend declared thereon, which record date shall be not more than 45 days prior to the date fixed for the payment thereof. When dividends are not paid in full on the Series B Preferred, all dividends declared upon shares of Series B Preferred will be declared pro rata.

         3.2 OTHER STOCK. No dividends or other distributions will be declared, paid or set apart for payment on any Junior Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series B Preferred for all dividend payment periods terminating on or prior to the date of payment of such dividend or distribution to the Junior Stock.

4. LIQUIDATION RIGHTS. On the liquidation, dissolution or winding up of the affairs of the Corporation, no distribution or payment will be made to the holders of the Junior Stock before the holders of the Series B Preferred have received $1,000.00 per share redemption or liquidation price. In the event of a liquidation, dissolution or winding up of the Corporation after payment to the holders of the Series B Preferred of the full amount with respect to the Series B Preferred, the holders of any class or classes of stock ranking on liquidation junior to the Series B Preferred will be entitled, to the exclusion of the Series B Preferred, to share according to their respective rights and preferences in all remaining assets of the Corporation available for distribution to its stockholders. If the assets distributable in any such event to the holders of the Series B Preferred are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, such assets will be distributed ratably among the holders of the Series B Preferred in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

5. VOTING AND APPROVAL RIGHTS. Series B Preferred will not be entitled to vote on the election of directors or on any other matter, except as otherwise provided by law and except that



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the Corporation will not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series B Preferred voting as a class, amend the Corporation's Certificate of Incorporation in a manner which adversely affects the voting rights, preferences or redemption price of the Series B Preferred.

6. REDEMPTION. The shares of Series B Preferred will be redeemable as follows:

         6.1 OPTIONAL REDEMPTION. The Corporation may, at its election, redeem, in whole or in part at any time or from time to time, such shares of Series B Preferred as are then outstanding at a price per share equal to the Redemption Price. The term "Redemption Price" means an amount equal to One Thousand Dollars ($1,000.00) per share of Series B Preferred, plus any accrued and unpaid dividends thereon.

         6.2 MANDATORY REDEMPTION. The Corporation will redeem for cash out of funds legally available for that purpose all of the shares of Series B Preferred on June 30, 2008, at a price per share equal to the Redemption Price.

         6.3 REDEMPTION PROCEDURES. On not less than 10 days prior to the date set for the redemption of any Series B Preferred (the "Redemption Date"), written notice (the "Redemption Notice") will be mailed by the Corporation, postage prepaid, to each holder of record of the Series B Preferred at the post office address last shown on the records of the Corporation. The Redemption Notice will state:

               (i) the total number of shares of the Series B Preferred being redeemed;

               (ii) the number of shares of the Series B Preferred held by the holder that the Corporation intends to redeem;

               (iii) the Redemption Date; and

               (iv) that the holder is to surrender to the Corporation in the manner and at the place designated, its certificate or certificates representing the Series B Preferred to be redeemed.

         On or before the Redemption Date, each holder of the Series B Preferred will surrender the certificate or certificates representing the shares of Series B Preferred to be surrendered in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares will be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate will be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate will be issued representing the unredeemed shares and delivered promptly to the holder thereof. If the Redemption Notice will have been duly given, and if on the Redemption Date the Redemption Price is either paid or made reasonably available for payment to the holders of the Series B Preferred being redeemed, then notwithstanding that the certificates evidencing any of the Series B Preferred so called for redemption are not surrendered, the dividends with



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         respect to such shares will immediately cease to accrue after the
         Redemption Date and all rights, privileges and preferences with respect to such shares will forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest on surrender of their certificate or certificates. In the case of redemption of less than all of the Series B Preferred, the number of shares of the Series B Preferred which will be redeemed from each holder will be determined pro rata, based on the number of shares of the Series B Preferred held by each holder on the date of the Redemption Notice. The Corporation need not establish any sinking fund for the redemption of the Series B Preferred.

7. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by the Oklahoma General Corporation Act, shares of the Series B Preferred will not have any preferences or relative, participating, optional or other special rights, other than those set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Certificate of Incorporation, as amended from time to time. Except as otherwise provided in writing the holders of the Series B Preferred will not have any preemptive rights or subscription rights whatsoever as to any securities of the Corporation.

8. AMENDMENT. Any provision of this Certificate of Designation may be amended by the Corporation, or waived by the holders of the Series B Preferred, in each case with the consent of the holders representing a majority of the outstanding shares of Series B Preferred.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Designation was duly adopted by the board of directors of the Corporation in accordance with the Certificate of Incorporation and the Act and executed this 16th day of January 2001.

                                        GOTHIC ENERGY CORPORATION, an
                                        Oklahoma corporation


                                        By /s/ Marcus C. Rowland
                                          ---------------------------------
                                          Marcus C. Rowland, Vice President

ATTEST:


By /s/ Jennifer Grigsby
  -------------------------
Jennifer Grigsby, Secretary



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